UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 21, 2008

The Inventure Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 N. 40th St., Suite 300, Phoenix, AZ		85018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2008, the Board designated Ronald C. Kesselman to fill a newly created vacancy on the Company’s Board of Directors.

There is no arrangement or understanding between Mr. Kesselman and any other person pursuant to which Mr. Kesselman was appointed as a member of the Board of Directors.  There are no transactions in which Mr. Kesselman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s general policy to compensate non-employee directors with an annual option grant to purchase shares of the Company’s common stock, the Company granted Mr. Kesselman an option to purchase 10,000 shares of common stock, subject to the terms of the Company’s 2005 Equity Incentive Plan and standard form of non-employee director Stock Option Agreement, including provisions that the option (i) is granted at the fair market value (closing price) on July 18, 2008, (ii) is exercisable in whole on the first anniversary of the grant, and (iii) shall have a term of five (5) years.

Item 8.01      Other Events

On July 24, 2008, the Company issued a press release announcing the appointment of Ronald C. Kesselman as a new member of the Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated July 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Inventure Group, Inc.
(Registrant)

Date	July 24, 2008
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer